For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS FIRST QUARTER 2025 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1150 PER SHARE

FITZGERALD, GA. (April 23, 2025) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the first quarter of 2025. Financial highlights are shown below.

Financial Highlights:

•Net income was $6.6 million, or $0.38 per diluted share, for the first quarter of 2025, compared to $7.4 million, or $0.42 per diluted share, for the fourth quarter of 2024, and $5.3 million, or $0.30 per diluted share, for the first quarter of 2024.
•Operating net income was $6.6 million, or $0.38 of adjusted earnings per diluted share, for the first quarter of 2025, compared to $7.8 million, or $0.44 of adjusted earnings per diluted share, for the fourth quarter of 2024, and $5.8 million, or $0.33 of adjusted earnings per diluted share, for the first quarter of 2024. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $1.5 million was recorded in first quarter of 2025 compared to $650,000 in fourth quarter of 2024, and $1.0 million in first quarter of 2024.
•Total loans, excluding loans held for sale, were $1.92 billion at March 31, 2025, an increase of $78.3 million, or 4.25%, from the prior quarter.
•Total deposits were $2.62 billion and $2.57 billion at March 31, 2025 and December 31, 2024, respectively, an increase of $54.6 million.
•Mortgage production was $72.0 million, and mortgage sales totaled $55.9 million in the first quarter of 2025 compared to $76.9 million and $51.4 million, respectively, for the fourth quarter of 2024.
•Small Business Specialty Lending (“SBSL”) closed $15.4 million in Small Business Administration (“SBA”) loans and sold $12.1 million in SBA loans in the first quarter of 2025 compared to $22.2 million and $30.0 million, respectively, for the fourth quarter of 2024.

The Company also announced that on April 23, 2025, the Board of Directors declared a quarterly cash dividend of $0.1150 per share, to be paid on its common stock on May 21, 2025, to shareholders of record as of the close of business on May 7, 2025. The Company had 17,481,709 shares of its common stock outstanding as of April 21, 2025.

“We are pleased to report strong financial results for the first quarter along with continued improvement in our margin and better than expected loan growth. We also had a great quarter for low cost deposit growth which contributed to a lower cost of funds as we continue building customer deposit relationships. We believe our growth in both loans and deposits in the first quarter sets a solid foundation for us to perform well in the future.” said Heath Fountain, Chief Executive Officer.

“Noninterest income came in lighter during the first quarter, which is consistent with the seasonal trends we typically see early in the year. This is a normal pattern for our business, and we remain optimistic in our outlook, expecting revenue to strengthen in the coming quarters as seasonal activity picks up. We are also excited about the acquisition of the Ellerbee Agency, which was announced and closed in April, and look forward to their success as part of Colony Insurance.”

"While recent market volatility has created a more dynamic environment, we remain confident in the strength and resilience of our operations, as well as those of our customers. Our long-term fundamentals are solid, we continue to make progress on strategic initiatives and we are well-positioned to navigate changing market conditions."

Balance Sheet

•Total assets were $3.17 billion at March 31, 2025, an increase of $62.0 million from December 31, 2024.
•Total loans, excluding loans held for sale, were at $1.92 billion at March 31, 2025, an increase of $78.3 million from the quarter ended December 31, 2024.
•Total deposits were $2.62 billion and $2.57 billion at March 31, 2025 and December 31, 2024, respectively, an increase of $54.6 million. Increases were seen in interest bearing demand deposits of $59.4 million, savings and money market deposits of $1.8 million and time deposits of $5.8 million, from December 31, 2024 to March 31, 2025.
•Total borrowings at March 31, 2025 totaled $248.1 million, an increase of $23,000 compared to December 31, 2024, related to a minimal increase in other borrowed money.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Under the Company’s approved stock repurchase program, a total of 38,307 shares of Company common stock were repurchased during the first quarter of 2025 at an average price of $16.45 per share and a total value of $629,983.
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.43%, 13.75%, 16.52%, and 12.62%, respectively, at March 31, 2025.

First Quarter 2025 Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $21.1 million for the first quarter ended March 31, 2025 compared to $18.8 million for the same period in 2024. Income on interest earning assets increased while expenses on interest bearing liabilities decreased slightly due to the decrease in rates in the latter part of 2024. Income on interest earning assets increased $2.2 million, to $35.7 million for the first quarter of 2025 compared to the respective period in 2024. Expense on interest bearing liabilities decreased $83,143, to $14.6 million for the first quarter of 2025 compared to the respective period in 2024.
•Net interest margin for the first quarter of 2025 was 2.93% compared to 2.69% for the first quarter of 2024. This increase was primarily related to an increase in interest earning assets and period over period, partially offset by the rate decreases in interest bearing liabilities.
•Noninterest income totaled $9.0 million for the first quarter ended March 31, 2025, a decrease of $443,000, or 4.67%, compared to the same period in 2024. This decrease was primarily related to decreases in service charges on deposit accounts, gains on sales of SBA loans and income on merchant and wealth advisory services which is included in other noninterest income, which were partially offset by increases in mortgage fee income and decreases on losses on the sales of investment securities.
•Noninterest expense totaled $20.2 million for the first quarter ended March 31, 2025, compared to $20.4 million for the same period in 2024. This slight decrease was a result of decreases in salaries and employee benefits, professional fees and advertising and public relations expenses partially offset by increases in occupancy and equipment and information technology expenses.

Asset Quality

•Nonperforming assets totaled $13.0 million and $11.3 million at March 31, 2025 and December 31, 2024, respectively, an increase of $1.7 million.
•Other real estate owned and repossessed assets totaled $528,000 at March 31, 2025 and $530,000 at December 31, 2024.
•Net loans charged-off were $606,000, or 0.13% of average loans for the first quarter of 2025, compared to $1.5 million or 0.33% for the fourth quarter of 2024.
•The credit loss reserve was $20.0 million, or 1.04% of total loans, at March 31, 2025, compared to $19.0 million, or 1.03% of total loans at December 31, 2024.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, April 24, 2025, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-800-549-8228 and using the Conference ID: 68027. A replay of the call will be available until Thursday, May 1, 2025. To listen to the replay, dial 1-888-660-6264 and entering the passcode 68027#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. Colony Bank offers a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage lending, government guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts; general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous acquisitions, and the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises and loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, gain on sale of bank premises and loss on sales of securities from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, gain on sale of bank premises and loss on sales of securities. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025	2024
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$9,044	$10,309	$10,082	$9,497	$9,487
Writedown of bank premises	—	—	—	197	—
Loss on sales of securities	—	401	454	425	555
Operating noninterest income	$9,044	$10,710	$10,536	$10,119	$10,042

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$20,221	$21,272	$20,835	$20,330	$20,397
Severance costs	—	—	(265)	—	(23)
Operating noninterest expense	$20,221	$21,272	$20,570	$20,330	$20,374

Operating net income reconciliation
Net income (GAAP)	$6,613	$7,432	$5,629	$5,474	$5,333
Severance costs	—	—	265	—	23
Writedown of bank premises	—	—	—	197	—
Loss on sales of securities	—	401	454	425	555
Income tax benefit	—	(77)	(143)	(129)	(121)
Operating net income	$6,613	$7,756	$6,205	$5,967	$5,790

Weighted average diluted shares	17,509,059	17,531,808	17,587,902	17,551,007	17,560,210

Adjusted earnings per diluted share	$0.38	$0.44	$0.35	$0.34	$0.33

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.85%	0.95%	0.74%	0.73%	0.71%
Severance costs	—	—	0.03	—	—
Writedown of bank premises	—	—	—	0.03	—
Loss on sales of securities	—	0.05	0.06	0.06	0.07
Tax effect of adjustment items	—	(0.01)	(0.02)	(0.02)	(0.02)
Operating return on average assets	0.85%	0.99%	0.81%	0.80%	0.76%

Operating return on average equity reconciliation
Return on average equity (GAAP)	9.63%	10.71%	8.33%	8.46%	8.38%
Severance costs	—	—	0.39	—	0.04
Writedown of bank premises	—	—	—	0.30	—
Loss on sales of securities	—	0.58	0.67	0.66	0.87
Tax effect of adjustment items	—	(0.11)	(0.21)	(0.20)	(0.19)
Operating return on average equity	9.63%	11.18%	9.18%	9.22%	9.10%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$16.41	$15.91	$15.73	$15.09	$14.80
Effect of goodwill and other intangibles	(2.95)	(2.96)	(2.97)	(2.99)	(3.01)
Tangible book value per common share	$13.46	$12.95	$12.76	$12.10	$11.79

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	9.05%	8.96%	9.01%	8.80%	8.62%
Effect of goodwill and other intangibles	(1.51)	(1.54)	(1.58)	(1.62)	(1.63)
Tangible equity to tangible assets	7.54%	7.42%	7.43%	7.18%	6.99%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025	2024
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating efficiency ratio calculation
Efficiency ratio (GAAP)	67.41%	69.11%	72.79%	72.85%	72.48%
Severance costs	—	—	(0.93)	—	(0.08)
Writedown of bank premises	—	—	—	(0.71)	—
Loss on sales of securities	—	(1.31)	(1.59)	(1.52)	(1.97)
Operating efficiency ratio	67.41%	67.80%	70.27%	70.62%	70.43%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.44%	1.40%	1.41%	1.45%	1.45%
Severance costs	—	—	(0.03)	—	—
Writedown of bank premises	—	—	—	(0.03)	—
Loss on sales of securities	—	(0.05)	(0.06)	(0.06)	(0.07)
Operating net noninterest expense to average assets	1.44%	1.35%	1.32%	1.36%	1.38%

Pre-provision net revenue
Net interest income before provision for credit losses	$20,952	$20,472	$18,541	$18,409	$18,654
Noninterest income	9,044	10,309	10,082	9,497	9,487
Total income	29,996	30,781	28,623	27,906	28,141
Noninterest expense	20,221	21,272	20,835	20,330	20,397
Pre-provision net revenue	$9,775	$9,509	$7,788	$7,576	$7,744
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2025	2024
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income	$20,952	$20,472	$18,541	$18,409	$18,654
Provision for credit losses	1,500	650	750	650	1,000
Noninterest income	9,044	10,309	10,082	9,497	9,487
Noninterest expense	20,221	21,272	20,835	20,330	20,397
Income taxes	1,662	1,427	1,409	1,452	1,411
Net income	$6,613	$7,432	$5,629	$5,474	$5,333
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,481,709	17,519,884	17,554,884	17,538,611	17,558,611
Weighted average basic shares	17,509,059	17,531,808	17,587,902	17,551,007	17,560,210
Weighted average diluted shares	17,509,059	17,531,808	17,587,902	17,551,007	17,560,210
Earnings per basic share	$0.38	$0.42	$0.32	$0.31	$0.30
Earnings per diluted share	0.38	0.42	0.32	0.31	0.30
Adjusted earnings per diluted share(b)	0.38	0.44	0.35	0.34	0.33
Cash dividends declared per share	0.1150	0.1125	0.1125	0.1125	0.1125
Common book value per share	16.41	15.91	15.73	15.09	14.80
Tangible book value per common share(b)	13.46	12.95	12.76	12.10	11.79
Pre-provision net revenue(b)	$9,775	$9,509	$7,788	$7,576	$7,744
Performance ratios:
Net interest margin (a)	2.93%	2.84%	2.64%	2.68%	2.69%
Return on average assets	0.85	0.95	0.74	0.73	0.71
Operating return on average assets (b)	0.85	0.99	0.81	0.80	0.76
Return on average total equity	9.63	10.71	8.33	8.46	8.38
Operating return on average total equity (b)	9.63	11.18	9.18	9.22	9.10
Total equity to total assets	9.05	8.96	9.01	8.80	8.62
Tangible equity to tangible assets (b)	7.54	7.42	7.43	7.18	6.99
Efficiency ratio	67.41	69.11	72.79	72.85	72.48
Operating efficiency ratio (b)	67.41	67.80	70.27	70.62	70.43
Net noninterest expense to average assets	1.44	1.40	1.41	1.45	1.45
Operating net noninterest expense to average assets(b)	1.44	1.35	1.32	1.36	1.38

Colony Bankcorp, Inc.
Selected Financial Information
	2025	2024
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSET QUALITY
Nonperforming portfolio loans	$7,538	$5,024	$6,273	$3,653	$3,674
Nonperforming SBA government loans-guaranteed portion	3,647	4,293	4,514	2,309	2,148
Nonperforming SBA government loans-unguaranteed portion	1,271	1,343	1,428	707	609
Loans 90 days past due and still accruing	22	152	44	41	—
Total nonperforming loans (NPLs)	12,478	10,812	12,259	6,710	6,431
Other real estate owned	522	202	227	582	562
Repossessed assets	6	328	9	13	—
Total nonperforming assets (NPAs)	13,006	11,342	12,495	7,305	6,993
Classified loans	26,453	20,103	20,918	22,355	25,965
Criticized loans	55,823	49,387	52,062	44,850	55,065
Net loan charge-offs (recoveries)	606	1,534	139	667	664
Allowance for credit losses to total loans	1.04%	1.03%	1.04%	1.01%	1.00%
Allowance for credit losses to total NPLs	160.26	175.55	160.40	280.27	290.11
Allowance for credit losses to total NPAs	153.75	167.34	157.37	257.44	266.80
Net charge-offs (recoveries) to average loans, net	0.13	0.33	0.03	0.14	0.14
NPLs to total loans	0.65	0.59	0.65	0.36	0.35
NPAs to total assets	0.41	0.36	0.41	0.24	0.23
NPAs to total loans and foreclosed assets	0.68	0.62	0.66	0.39	0.38

ACTUAL BALANCES
Total assets	$3,171,825	$3,109,782	$3,065,103	$3,007,907	$3,015,509
Loans held for sale	24,844	39,786	27,760	40,132	31,102
Loans, net of unearned income	1,921,263	1,842,980	1,886,037	1,865,574	1,859,018
Deposits	2,622,531	2,567,943	2,524,970	2,460,225	2,522,748
Total stockholders’ equity	286,925	278,675	276,052	264,743	259,914

AVERAGE BALANCES
Total assets	$3,149,321	$3,108,762	$3,038,947	$3,010,486	$3,036,093
Loans held for sale	23,253	35,299	34,533	33,024	24,612
Loans, net of unearned income	1,869,476	1,851,628	1,881,842	1,869,178	1,871,402
Deposits	2,606,706	2,568,824	2,504,101	2,492,479	2,543,259
Total stockholders’ equity	278,551	276,082	268,769	260,162	255,927
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended March 31,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$23,253	$328	5.73%	$24,612	$434	7.09%
Loans, net of unearned income [1]	1,869,476	27,716	6.01%	1,871,402	26,711	5.74%
Investment securities, taxable	710,293	4,837	2.76%	737,257	5,042	2.75%
Investment securities, tax-exempt [2]	94,379	494	2.12%	106,819	605	2.28%
Deposits in banks and short term investments	229,016	2,322	4.11%	71,431	693	3.90%
Total interest-earning assets	2,926,417	35,697	4.95%	2,811,521	33,485	4.79%
Noninterest-earning assets	222,904			224,572
Total assets	$3,149,321			$3,036,093
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,549,509	$6,468	1.69%	$1,451,490	$6,408	1.78%
Other time	601,920	5,305	3.57%	612,241	5,683	3.73%
Total interest-bearing deposits	2,151,429	11,773	2.22%	2,063,731	12,091	2.36%
Federal funds purchased	—	—	—%	13	—	—%
Federal Home Loan Bank advances	185,000	1,873	4.10%	156,978	1,572	4.03%
Other borrowings	63,048	927	5.97%	63,086	993	6.33%
Total other interest-bearing liabilities	248,048	2,800	4.58%	220,077	2,565	4.69%
Total interest-bearing liabilities	2,399,477	14,573	2.46%	2,283,808	14,656	2.58%
Noninterest-bearing liabilities:
Demand deposits	455,277			$479,528
Other liabilities	16,016			16,830
Stockholders' equity	278,551			255,927
Total noninterest-bearing liabilities and stockholders' equity	749,844			752,285
Total liabilities and stockholders' equity	$3,149,321			$3,036,093
Interest rate spread			2.49%			2.21%
Net interest income		$21,124			$18,829
Net interest margin			2.93%			2.69%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $68,000 and $48,000 for the quarters ended March 31, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $20,000 and expense of $5,000 for the quarters ended March 31, 2025 and 2024, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $104,000 and $127,000 for the quarters ended March 31, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Segment Reporting
	2025	2024
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Banking Division
Net interest income	$19,989	$19,191	$17,152	$17,217	$17,552
Provision for credit losses	1,221	309	698	96	455
Noninterest income	5,774	5,452	5,494	5,086	5,680
Noninterest expenses	16,790	17,616	17,075	17,135	17,129
Income taxes	1,551	927	1,017	1,060	1,166
Segment income	$6,201	$5,791	$3,856	$4,012	$4,482

Total segment assets	$3,065,385	$2,985,856	$2,955,145	$2,889,013	$2,910,102

Full time employees	366	376	375	385	377

Mortgage Banking Division
Net interest income	$53	$53	$67	$50	$40
Provision for credit losses	—	—	—	—	—
Noninterest income	1,579	1,545	1,812	1,456	1,165
Noninterest expenses	1,601	1,699	1,533	1,326	1,218
Income taxes	10	(12)	71	42	1
Segment income	$21	$(89)	$275	$138	$(14)

Total segment assets	$16,041	$17,970	$9,300	$19,004	$8,011

Variable noninterest expense(1)	$880	$764	$1,005	$807	$603
Fixed noninterest expense	721	935	528	519	615

Full time employees	42	45	44	42	43

Small Business Specialty Lending Division
Net interest income	$910	$1,228	$1,322	$1,142	$1,062
Provision for credit losses	279	341	52	554	545
Noninterest income	1,691	3,312	2,776	2,955	2,642
Noninterest expenses	1,830	1,957	2,227	1,869	2,050
Income taxes	101	512	321	350	244
Segment income	$391	$1,730	$1,498	$1,324	$865

Total segment assets	$90,399	$105,956	$100,658	$99,890	$97,396

Full time employees	35	34	33	33	31

Total Consolidated
Net interest income	$20,952	$20,472	$18,541	$18,409	$18,654
Provision for credit losses	1,500	650	750	650	1,000
Noninterest income	9,044	10,309	10,082	9,497	9,487
Noninterest expenses	20,221	21,272	20,835	20,330	20,397
Income taxes	1,662	1,427	1,409	1,452	1,411
Segment income	$6,613	$7,432	$5,629	$5,474	$5,333

Total segment assets	$3,171,825	$3,109,782	$3,065,103	$3,007,907	$3,015,509

Full time employees	443	455	452	460	451

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	March 31, 2025	December 31, 2024
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$26,093	$26,045
Interest-bearing deposits in banks and federal funds sold	195,112	204,989
Cash and cash equivalents	221,205	231,034
Investment securities available for sale, at fair value	380,705	366,049
Investment securities held to maturity, at amortized cost	421,894	430,077
Other investments	17,822	17,694
Loans held for sale	24,844	39,786
Loans, net of unearned income	1,921,263	1,842,980
Allowance for credit losses	(19,997)	(18,980)
Loans, net	1,901,266	1,824,000
Premises and equipment	36,433	37,831
Other real estate	522	202
Goodwill	48,923	48,923
Other intangible assets	2,702	2,975
Bank owned life insurance	58,382	57,970
Deferred income taxes, net	20,404	21,891
Other assets	36,723	31,350
Total assets	$3,171,825	$3,109,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$449,818	$462,283
Interest-bearing	2,172,713	2,105,660
Total deposits	2,622,531	2,567,943
Federal Home Loan Bank advances	185,000	185,000
Other borrowed money	63,062	63,039
Accrued expenses and other liabilities	14,307	15,125
Total liabilities	2,884,900	2,831,107

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,481,709 and 17,519,884 issued and outstanding, respectively	17,482	17,520
Paid in capital	167,876	168,353
Retained earnings	144,967	140,369
Accumulated other comprehensive loss, net of tax	(43,400)	(47,567)
Total stockholders’ equity	286,925	278,675
Total liabilities and stockholders’ equity	$3,171,825	$3,109,782

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended March 31,
	2025	2024
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$27,976	$27,097
Investment securities	5,227	5,520
Deposits in banks and short term investments	2,322	693
Total interest income	35,525	33,310

Interest expense:
Deposits	11,773	12,091
Federal funds purchased	—	—
Federal Home Loan Bank advances	1,873	1,572
Other borrowings	927	993
Total interest expense	14,573	14,656
Net interest income	20,952	18,654
Provision for credit losses	1,500	1,000
Net interest income after provision for credit losses	19,452	17,654

Noninterest income:
Service charges on deposits	2,172	2,373
Mortgage fee income	1,579	1,249
Gain on sales of SBA loans	1,035	2,046
Loss on sales of securities	—	(555)
Interchange fees	1,938	2,028
BOLI income	396	533
Insurance commissions	469	465
Other	1,455	1,348
Total noninterest income	9,044	9,487

Noninterest expense:
Salaries and employee benefits	11,905	12,018
Occupancy and equipment	1,580	1,507
Information technology expenses	2,477	2,110
Professional fees	748	834
Advertising and public relations	805	960
Communications	205	226
Other	2,501	2,742
Total noninterest expense	20,221	20,397
Income before income taxes	8,275	6,744
Income taxes	1,662	1,411
Net income	$6,613	$5,333
Earnings per common share:
Basic	$0.38	$0.30
Diluted	0.38	0.30
Dividends declared per share	0.1150	0.1125
Weighted average common shares outstanding:
Basic	17,509,059	17,560,210
Diluted	17,509,059	17,560,210

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2025	2024
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$27,976	$28,473	$28,501	$27,604	$27,097
Investment securities	5,227	5,158	5,248	5,048	5,520
Deposits in banks and short term investments	2,322	2,360	855	684	693
Total interest income	35,525	35,991	34,604	33,336	33,310

Interest expense:
Deposits	11,773	12,656	13,154	12,106	12,091
Federal funds purchased	—	—	—	—	—
Federal Home Loan Bank advances	1,873	1,905	1,913	1,821	1,572
Other borrowings	927	958	996	1,000	993
Total interest expense	14,573	15,519	16,063	14,927	14,656
Net interest income	20,952	20,472	18,541	18,409	18,654
Provision for credit losses	1,500	650	750	650	1,000
Net interest income after provision for credit losses	19,452	19,822	17,791	17,759	17,654

Noninterest income:
Service charges on deposits	2,172	2,302	2,401	2,288	2,373
Mortgage fee income	1,579	1,545	1,812	1,442	1,249
Gain on sales of SBA loans	1,035	2,622	2,227	2,347	2,046
Loss on sales of securities	—	(401)	(454)	(425)	(555)
Interchange fees	1,938	2,030	2,163	2,078	2,028
BOLI income	396	412	383	398	533
Insurance commissions	469	471	433	420	465
Other	1,455	1,328	1,117	949	1,348
Total noninterest income	9,044	10,309	10,082	9,497	9,487

Noninterest expense:
Salaries and employee benefits	11,905	12,877	12,594	12,277	12,018
Occupancy and equipment	1,580	1,645	1,523	1,475	1,507
Information technology expenses	2,477	2,491	2,150	2,227	2,110
Professional fees	748	539	748	704	834
Advertising and public relations	805	1,118	965	967	960
Communications	205	213	210	216	226
Other	2,501	2,389	2,645	2,464	2,742
Total noninterest expense	20,221	21,272	20,835	20,330	20,397
Income before income taxes	8,275	8,859	7,038	6,926	6,744
Income taxes	1,662	1,427	1,409	1,452	1,411
Net income	$6,613	$7,432	$5,629	$5,474	$5,333
Earnings per common share:
Basic	$0.38	$0.42	$0.32	$0.31	$0.30
Diluted	0.38	0.42	0.32	0.31	0.30
Dividends declared per share	0.1150	0.1125	0.1125	0.1125	0.1125
Weighted average common shares outstanding:
Basic	17,509,059	17,531,808	17,587,902	17,551,007	17,560,210
Diluted	17,509,059	17,531,808	17,587,902	17,551,007	17,560,210

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2025	2024
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Noninterest-bearing demand	$449,818	$462,283	$439,892	$437,623	$476,413
Interest-bearing demand	873,156	813,783	769,123	788,674	802,596
Savings	689,446	687,603	684,371	670,848	650,188
Time over $250,000	189,466	185,176	198,942	168,856	173,386
Other time	420,645	419,098	432,642	394,224	420,165
Total	$2,622,531	$2,567,943	$2,524,970	$2,460,225	$2,522,748

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2025	2024
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Coastal Georgia	$142,230	$145,828	$142,580	$144,021	$138,103
Middle Georgia	283,149	279,360	269,144	275,758	286,697
Atlanta and North Georgia	333,845	318,927	321,808	336,338	333,856
South Georgia	1,249,192	1,217,433	1,165,529	1,110,049	1,132,701
West Georgia	335,438	337,818	357,450	365,380	378,764
Brokered deposits	59,499	59,499	70,999	39,240	59,019
Reciprocal deposits	219,178	209,078	197,460	189,439	193,608
Total	$2,622,531	$2,567,943	$2,524,970	$2,460,225	$2,522,748

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2025	2024
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Core	$1,808,879	$1,720,444	$1,759,600	$1,732,843	$1,718,284
Purchased	112,384	122,536	126,437	132,731	140,734
Loans, net of unearned income	$1,921,263	$1,842,980	$1,886,037	$1,865,574	$1,859,018

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2025	2024
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Construction, land & land development	$208,872	$205,046	$196,390	$199,916	$234,000
Other commercial real estate	1,052,967	990,648	1,012,466	985,102	971,205
Total commercial real estate	1,261,839	1,195,694	1,208,856	1,185,018	1,205,205
Residential real estate	345,521	344,167	349,777	360,847	347,277
Commercial, financial & agricultural	213,355	213,910	242,389	242,205	239,837
Consumer and other	100,548	89,209	85,015	77,504	66,699
Loans, net of unearned income	$1,921,263	$1,842,980	$1,886,037	$1,865,574	$1,859,018

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2025	2024
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Alabama	$52,183	$45,365	$46,630	$44,575	$44,806
Florida	19,490	13,135	12,280	2,753	1,579
Augusta	91,758	76,492	59,557	64,465	71,483
Coastal Georgia	230,242	224,609	220,452	228,844	232,557
Middle Georgia	130,302	121,059	120,843	124,268	121,131
Atlanta and North Georgia	441,323	427,046	432,377	427,568	425,753
South Georgia	398,295	384,907	427,887	413,098	409,681
West Georgia	168,851	169,699	184,634	184,365	183,679
Small Business Specialty Lending	79,517	81,636	79,967	75,182	71,196
Consumer Portfolio Mortgages	251,816	250,555	253,481	257,772	261,204
Marine/RV Lending	55,033	46,941	45,785	41,922	35,017
Other	2,453	1,536	2,144	762	932
Loans, net of unearned income	$1,921,263	$1,842,980	$1,886,037	$1,865,574	$1,859,018

Colony Bankcorp, Inc.
Classified Loans
	2025		2024
(dollars in thousands)	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$126	4	$—	—	$—	—	$54	3	$572	11
Other commercial real estate	18,578	51	13,367	38	13,338	36	13,990	34	13,918	46
Residential real estate	1,670	76	1,265	83	1,554	85	2,168	104	5,896	183
Commercial, financial & agricultural	6,077	58	5,407	70	6,005	61	6,075	54	5,487	70
Consumer and other	2	25	64	22	21	23	68	24	92	67
TOTAL	$26,453	214	$20,103	213	$20,918	205	$22,355	219	$25,965	377
Classified loans to total loans	1.38%		1.09%		1.11%		1.20%		1.40%

Colony Bankcorp, Inc.
Criticized Loans
	2025		2024
(dollars in thousands)	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$4,028	11	$2,865	9	$4,418	9	$626	6	$1,543	18
Other commercial real estate	28,869	70	32,077	65	32,790	64	31,544	59	31,498	46
Residential real estate	8,289	83	5,504	89	5,389	90	5,431	107	13,050	249
Commercial, financial & agricultural	14,501	82	8,877	76	9,444	68	7,181	59	8,609	114
Consumer and other	136	26	64	22	21	23	68	24	365	85
TOTAL	$55,823	272	$49,387	261	$52,062	254	$44,850	255	$55,065	512
Criticized loans to total loans	2.91%		2.68%		2.76%		2.40%		2.96%